Exhibit 21.1

List of Subsidiaries of Celanese Corporation

Name of Company	Jurisdiction
Aggregate Ownership of more than 50% (100% aggregate ownership unless otherwise indicated)
1776461 Canada Inc.	Canada
Acetex Chimie S.A.S.	France
Acetex (Cyprus) Ltd.	Cyprus
Alberta Ag - Industries Ltd.	Canada
Amcel International Co., Inc.	Delaware
BCP Holdings GmbH	Germany
CAPE Holding GmbH†	Germany
CCC Environmental Management and Solutions GmbH & Co. KG	Germany
CCC Environmental Management and Solutions Verwaltungs-GmbH	Germany
CE Europe Holdings LLC	Delaware
CE Receivables LLC	Delaware
Celanese (China) Holding Co., Ltd.	China
Celanese (Nanjing) Acetyl Derivatives Co., Ltd.	China
Celanese (Nanjing) Acetyl Intermediates Co., Ltd.	China
Celanese (Nanjing) Chemical Co., Ltd.	China
Celanese (Nanjing) Diversified Chemical Co., Ltd.	China
Celanese (Shanghai) International Trading Co., Ltd.	China
Celanese Acetate Limited	United Kingdom
Celanese Acetate LLC	Delaware
Celanese Alpine S. à r.l. & Co. KG	Germany
Celanese Americas LLC	Delaware
Celanese Argentina S.A.	Argentina
Celanese BVBA	Belgium
Celanese Canada Inc.	Canada
Celanese Chemicals Ibérica S.L	Spain
Celanese Chemicals Inc.	Delaware
Celanese Chemicals India Private Ltd	India
Celanese Chemicals S.A. (Pty) Ltd.	South Africa
Celanese Comercial S. de R.L. de C.V.	Mexico
Celanese C.V.	Netherlands
Celanese Deutschland Holding GmbH	Germany
Celanese do Brasil Ltda.	Brazil
Celanese Emulsions Ltd.	United Kingdom
Celanese Emulsions Pension Plan Trustees Ltd	United Kingdom
Celanese Europe B.V.	Netherlands
Celanese EVA Performance Polymers Corporation	North Carolina
Celanese EVA Performance Polymers Inc.	Canada
Celanese EVA Performance Polymers Partnership	Canada
Celanese Far East Ltd.	Hong Kong
Celanese Global Relocation LLC	Delaware
Celanese GmbH	Germany
Celanese Holdings B.V	Netherlands
Celanese Holdings Luxembourg S.à r.l.	Luxembourg
Celanese Hungary Kft.	Hungary
Celanese International Corporation	Delaware

Celanese International Holdings Luxembourg S.à r.l.	Luxembourg
Celanese IP Germany GmbH	Germany
Celanese IP Hungary Bt.	Hungary
Celanese Japan Limited	Japan
Celanese Korea Ltd.	Korea
Celanese Ltd.	Texas
Celanese Luxembourg S.à r.l.	Luxembourg
Celanese Mexico Holdings LLC	Delaware
Celanese Netherlands Holdings C.V.	Netherlands
Celanese Production Belgium BVBA	Belgium
Celanese Production Germany GmbH & Co. KG	Germany
Celanese Production Netherlands B.V.	Netherlands
Celanese Production Sweden AB	Sweden
Celanese Property Germany GmbH & Co. KG	Germany
Celanese PTE. LTD.	Singapore
Celanese S.A.	Argentina
Celanese Sales Austria GmbH	Austria
Celanese Sales Czech Republic s.r.o.	Czech Republic
Celanese Sales France S.A.S.	France
Celanese Sales Germany GmbH	Germany
Celanese Sales Italy S.r.l.	Italy
Celanese Sales Netherlands B.V.	Netherlands
Celanese Sales Rus gAG	Russia
Celanese Sales UK Limited	United Kingdom
Celanese Sales U.S. Ltd.	Texas
Celanese Services UK Limited	United Kingdom
Celanese Singapore PTE. Ltd.	Singapore
Celanese Singapore VAM PTE. LTD.	Singapore
Celanese Singapore Emulsions PTE. LTD.	Singapore
Celanese (Thailand) Limited	Thailand
Celanese US Holdings LLC	Delaware
Celtran, Inc.	Delaware
Celwood Insurance Company	Vermont
CNA Holdings LLC	Delaware
Edmonton Methanol Company	Canada
Elwood C.V.	Netherlands
Elwood Limited	Bermuda
FKAT LLC	Delaware
Grupo Celanese, S. de R.L. de C.V.	Mexico
HNA Acquisition ULC	Canada
Infraserv Verwaltungs GmbH	Germany
KEP Americas Engineering Plastics, LLC	Delaware
KEP Europe GmbH	Germany
MAJORIVA GmbH	Germany
Northern Mountains Celcan LP	Canada
NutriCapital Inc.	Delaware
Nutrinova Benelux S.A./N.V.	Belgium
Nutrinova France S.à r.l†	France
Nutrinova Inc.	Delaware
PT Celanese Indonesia Operations	Indonesia

RIOMAVA GmbH	Germany
Servicios Corporativos Celanese S. de R.L. de C.V.	Mexico
Tenedora Tercera de Toluca S. de R.L. de C.V.	Mexico
Ticona Fortron Inc.	Delaware
Ticona Industrial Co. Ltd.	Korea
Ticona Korea Ltd.	Korea
Ticona LLC	Delaware
Ticona Polymers, Inc.	Delaware
Ticona Polymers Ltda.	Brazil
Tydeus Erste Vermögensverwaltungs GmbH	Germany
Tydeus Zweite Vermögensverwaltungs GmbH	Germany

Aggregate Ownership of 50% or less
CTE Petrochemicals Co.[1]	Cayman Islands
Fairway Methanol LLC[1]	Delaware
Fortron Industries, LLC[1]	North Carolina
InfraServ GmbH & Co. Gendorf KG2	Germany
Infraserv GmbH & Co. Hoechst KG3	Germany
InfraServ GmbH & Co. Knapsack KG4	Germany
InfraServ GmbH & Co. Wiesbaden KG5	Germany
Korea Engineering Plastics Co., Ltd.[1]	Korea
Kunming Cellulose Fibers Company, Limited[6]	China
National Methanol Company[7]	Saudi Arabia
Nantong Cellulose Fibers Company, Limited[8]	China
Polyplastics Company, Ltd.[9]	Japan
Zhuhai Cellulose Fibers Company, Limited[6]	China

[1]	Aggregate ownership is 50.00%

[2]	Aggregate ownership is 32.43%

[3]	Aggregate ownership is 39.00%

[4]	Aggregate ownership is 27.00%

[5]	Aggregate ownership is 7.90%

[6]	Aggregate ownership is 30.00%

[7]	Aggregate ownership is 25.00%

[8]	Aggregate ownership is 30.68%

[9]	Aggregate ownership is 45.00%

†	In liquidation